Exhibit 99.1
Travelport
— Second Quarter 2011 Update —
Continuing to make significant progress on commercial objectives
Atlanta, GA, August 4, 2011 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announces its financial results for the second quarter ended June 30, 2011.
Financial Summary for Second Quarter 2011:
($ in millions)
•	Net Revenue — Q2 2011: $530 (2010: $520)

•	Operating Income — Q2 2011: $66 (2010: $82)

•	Adjusted EBITDA — Q2 2011: $136 (2010: $153)
Financial Summary for First Half 2011:
($ in millions)
•	Net Revenue — H1 2011: $1,061 (2010: $1,056)

•	Operating Income — H1 2011: $145 (2010: $154)

•	Adjusted EBITDA — H1 2011: $283 (2010: $295)

•	Net cash provided by operating activities of continuing operations — H1 2011: $98 (2010: $106)
Operational Highlights:
•	Announced numerous supplier agreements

•	Grew Low Cost Carrier segments

•	Further developed our product and service offering

•	Completed the sale of GTA
Post Quarter End Highlights:
•	Launched Travelport Rooms and More
Commenting on the performance for the First Half 2011, Gordon Wilson, President and CEO of Travelport, said:
“I am pleased to report a first half performance in line with management expectations, which was achieved despite the impact of extraneous global events in the earlier part of the year.
“We continue to make significant progress on our business objectives and look forward confidently to the remainder of the year, with the knowledge that we have further developments to unveil over the coming months.”
Financial Highlights for Second Quarter 2011
Travelport’s main business is its global distribution system (GDS), which includes the Worldspan and Galileo brands and the Company’s Airline IT Solutions business.
($ in millions)

	Q2 2011	Q2 2010	Change	% Change
Net Revenue	$530	$520	$10	2%
Operating Income	$66	$82	$(16)	(20)%
EBITDA	$123	$136	$(13)	(10)%
Adjusted EBITDA	$136	$153	$(17)	(11)%
Travelport’s Net Revenue of $530 million for the second quarter of 2011 represented a $10 million increase compared to the corresponding period in the prior year. Operating Income and EBITDA were $66 million and $123 million, respectively, for the second quarter of 2011, with a decrease of 20% in Operating Income and a decrease of 10% in EBITDA compared to 2010. Adjusted EBITDA was $136 million for the second quarter of 2011, an 11% decrease compared to 2010. Net Revenue was $10 million higher than last year as a result of a $6 million increase in transaction processing revenue due to increases in Europe and Asia Pacific, partially offset by decreases in the Americas and the Middle East and Africa. Airline IT Solutions revenue increased by $4 million to $54 million. Operating Income declined $16 million (20%)

and Adjusted EBITDA declined $17 million (11%) due to an increase in cost of revenue, partially offset by a reduction in selling, general and administrative costs.
Second quarter 2011 interest costs of $72 million were $9 million higher than 2010 due to higher interest rates arising from amendments made to our senior secured credit agreement in the fourth quarter of 2010 partially offset by a reduction as a result of the early repayment in May 2011 of $655 million in term loans following the sale of GTA.
Financial Highlights for First Half 2011
($ in millions)

	H1 2011	H1 2010	Change	% Change
Net Revenue	$1,061	$1,056	$5	—
Operating Income	$145	$154	$(9)	(6)%
EBITDA	$258	$256	$2	1%
Adjusted EBITDA	$283	$295	$(12)	(4)%
Travelport’s Net Revenue of $1,061 million for the first half of 2011 represented a $5 million increase compared to the corresponding period in the prior year. Operating Income and EBITDA were $145 million and $258 million, respectively, for the first half of 2011, with a decrease of 6% in Operating Income and an increase of 1% in EBITDA compared to 2010. Adjusted EBITDA was $283 million for the first half of 2011, a 4% decrease compared to 2010. Net Revenue increased compared to last year due to $5 million incremental Airline IT Solutions revenue. Transaction processing revenue remained flat compared to the prior year, with an increase in transaction processing revenue in Europe and Asia Pacific offset by decreases in the Americas and the Middle East and Africa. Operating Income declined $9 million (6%) due to an increase in cost of revenue, partially offset by a reduction in selling, general and administrative costs.
Interest costs of $149 million were $20 million higher for the first half of 2011 than for 2010 due to higher interest rates arising from amendments made to our senior secured credit agreement in the fourth quarter of 2010 partially offset by a reduction as a result of the early repayment of $655 million in term loans following the sale of GTA.
During the six months ended June 30, 2011, Travelport generated $98 million in net cash provided by operating activities of continuing operations, an $8 million decrease from 2010, resulting from higher cash interest paid and improved operating working capital.
On May 5, 2011, Travelport completed the sale of its Gullivers Travel Associates (“GTA”) business to Kuoni Travel Holdings Limited (“Kuoni”). Proceeds from the sale, together with existing cash, were used to repay $655 million of indebtedness outstanding under our senior secured credit agreement. As a result, Travelport’s net debt was reduced to $2,816 million as of June 30, 2011, which comprised debt of $3,241 million less $288 million in cash and cash equivalents and less $137 million of restricted cash provided as collateral.

Conference Call/Webcast
The Company’s second quarter 2011 earnings conference call will be accessible to the media and general public via live Internet webcast on Thursday, August 4, 2011, beginning at 1100hrs (EDT) and through a limited number of dial-in conference lines. The webcast and conference call details are available through the Investor Center section of the Company’s website (www.travelport.com/investor.aspx), where pre-registration for the event is required.
About Travelport
Travelport is a broad-based business services company and a leading provider of critical transaction processing solutions to companies operating in the global travel industry.
With a presence in 160 countries, approximately 3,500 employees and reported 2010 revenues from continuing operations of $2.0 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business, which hosts mission critical applications and provides business and data analysis solutions for major airlines.
Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures, and Travelport management.
Investor Contact
Julian Walker
Head of Corporate Communications and Investor Relations
+44 (0)17 5328 8210
julian.walker@travelport.com

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our new universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
(in $ millions)	2011	2010	2011	2010
Net revenue	530	520	1,061	1,056

Costs and expenses
Cost of revenue	310	285	627	588
Selling, general and administrative	96	96	172	208
Restructuring charges	1	3	4	4
Depreciation and amortization	57	54	113	102

Total costs and expenses	464	438	916	902

Operating income	66	82	145	154
Interest expense, net	(72)	(63)	(149)	(129)

Loss (income) from continuing operations before income taxes and investment in Orbitz Worldwide	(6)	19	(4)	25

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(in $ millions)	2011	2010
Assets
Current assets:
Cash and cash equivalents	288	94
Accounts receivable (net of allowances for doubtful accounts of $27 and $24)	205	161
Deferred income taxes	4	4
Assets of discontinued operations	—	1,066
Other current assets	246	185

Total current assets	743	1,510
Property and equipment, net	457	484
Goodwill	987	986
Trademarks and tradenames	314	314
Other intangible assets, net	724	770
Cash held as collateral	137	137
Other non-current assets	318	299

Total assets	3,680	4,500

Liabilities and equity
Current liabilities:
Accounts payable	103	72
Accrued expenses and other current liabilities	533	474
Liabilities of discontinued operations	—	555
Current portion of long-term debt	15	18

Total current liabilities	651	1,119
Long-term debt	3,226	3,796
Deferred income taxes	40	37
Other non-current liabilities	219	220

Total liabilities	4,136	5,172
Commitments and contingencies
Total equity	(456)	(672)

Total liabilities and equity	3,680	4,500

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
(in $ millions)	2011	2010
Net cash provided by operating activities of continuing operations	98	106

Net cash provided by operating activities of discontinued operations	(12)	98

Investing activities
Property and equipment additions	(34)	(136)
Proceeds from sale of GTA Business, net of cash disposed of $7 million	633	—
Investment in Orbitz Worldwide	—	(50)
Businesses acquired	—	(16)
Loan to parent	—	(5)
Other	5	5

Net cash provided by (used in) investing activities	604	(202)

Financing activities
Principal repayments	(662)	(112)
Proceeds from new borrowings	—	100
Proceeds from settlement of derivative contracts	12	—
Payments on settlement of derivative contracts	—	(30)

Net cash used in financing activities	(650)	(42)

Effect of changes in exchange rates on cash and cash equivalents	6	(10)

Net increase (decrease) in cash and cash equivalents	46	(50)
Cash and cash equivalents at beginning of period	242	217

Cash and cash equivalents at end of period	288	167
Less: cash of discontinued operations	—	(116)

Cash and cash equivalents of continuing operations at end of period	288	51

Supplementary disclosures of cash flow information
Interest payments	151	111
Income tax payments, net	9	15
Non-cash capital lease additions	15	1

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)

	Three Months Ended June 30,
Reconciliation of Travelport Adjusted EBITDA to Operating Income	2011	2010
Travelport Adjusted EBITDA	136	153
Less adjustments:
Acquisitions and corporate transaction costs	4	7
Restructuring charges	1	3
Unrealized losses on foreign exchange derivatives	1	3
Other	7	4

Total	13	17

EBITDA	123	136
Less: Depreciation and amortization	(57)	(54)

Operating income	66	82

	Six Months Ended June 30,
	2011	2010
Travelport Adjusted EBITDA	283	295
Less adjustments:
Acquisitions and corporate transaction costs	7	26
Restructuring charges	4	4
Unrealized (gains) losses on foreign exchange derivatives	(2)	4
Other	16	5

Total	25	39

EBITDA	258	256
Less: Depreciation and amortization	(113)	(102)

Operating income	145	154

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided by Operating Activities of	Six Months Ended June 30,
Continuing Operations and Unlevered Free Cash Flow	2011	2010
Travelport Adjusted EBITDA	283	295
Less:
Cash interest payments	(151)	(111)
Tax payments	(9)	(15)
Changes in operating working capital	7	(25)
FASA liability payments	(9)	(9)
Other non-operating and adjusting items	(23)	(29)

Net cash provided by operating activities of continuing operations	98	106

Add cash interest payments	151	111
Less capital expenditures	(29)	(133)

Unlevered free cash flow	220	84

Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for; measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so that investors have the same tools available to management when evaluating the results of Travelport. The Adjusted EBITDA measure is a defined term within our credit agreement and bond indentures. Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratio under our credit agreement covenants. This ratio compares our Adjusted EBITDA for the last twelve months to our consolidated net debt and is known as our Leverage Ratio. We are currently in compliance with our Leverage Ratio. A breach of this covenant could result in a default under the senior secured credit agreement and the indentures governing our notes.
Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) continuing operations adjusted to exclude cash interest payments and include capital expenditures, all of which are GAAP measures included within our Statements of Cash Flows. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and our ability to meet its current and future financing and investing needs.

TRAVELPORT LIMITED
Operating Statistics
(unaudited)

	Three Months Ended
	June 30,
	2011	2010	Change	% Change
Segments (in millions)
Americas Segments	45.2	44.6	0.6	1%
International Segments:
Europe	21.1	20.7	0.4	2%
Asia Pacific	14.6	14.0	0.6	4%
Middle East and Africa	10.1	10.6	(0.5)	(5)%

Total Segments	91.0	89.9	1.1	1%

	Six Months Ended
	June 30,
	2011	2010	Change	% Change
Segments (in millions)
Americas Segments	92.4	91.5	0.9	1%
International Segments:
Europe	45.3	44.9	0.4	1%
Asia Pacific	29.1	28.2	0.9	3%
Middle East and Africa	19.7	21.1	(1.4)	(7)%

Total Segments	186.5	185.7	0.8	—%